                              Exhibit 5.0
                             LAW OFFICE OF

                        STEVEN A. SANDERS, P.C.
                       50 BROAD STREET-SUITE 437
TELEPHONE (212) 344-0500    NEW YORK, NEW YORK 10004   FACSIMILE (212) 344-3035


                             July 24, 1996


Everest Security Systems Corporation
823 NW 57th Street
Ft. Lauderdale, FL 33309

Gentlemen:

   We have reviewed a Registration Statement on Form S-8 (the "Registration Statement") dated July 24, 1996, to be filed with the Securities and Exchange Commission, relating to 75,000 shares of common stock, $.001 par value per share (the "Shares") of Everest Security Systems
Corporation (the "Company"), which have been issued pursuant to the Company's 1996 Employee, Consultant and Advisor Stock Compensation Plan described in the Registration Statement (the "Agreements").

   We have examined the Certificate of Incorporation, as amended, and the By-laws of the Company and all amendments therefore, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, or the directors of the Company, documents and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

   In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

   Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Agreements and the Shares, when issued against payment therefore in accordance with the terms of the Agreements will be legally issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

LAW OFFICE OF STEVEN A. SANDERS, P.C.

Everest Security Systems
  Corporation
July 24, 1996
Page 2

In giving such consent, we do not thereby admit that we are included within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                           Very truly yours,

                           Law Office of
                           Steven A. Sanders, P.C.


                           By: (Signature of Steven A. Sanders appears here)
                                   Steven A. Sanders, Esq.

SAS:kaw